    As filed with the Securities and Exchange Commission on November 18, 1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       INTEGRATED SURGICAL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                             68-0232575
      --------------------------       -----------------------------------
      (State of incorporation or       (I.R.S. Employer Identification No.)
            organization)

        829 West Stadium Lane
            Sacramento, CA                            95834
      --------------------------       -----------------------------------
   (Address of principal executive                  (Zip Code)
               offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
     ---------------------                 -------------------------------
 Common Stock, par value $.01          The Pacific Stock Exchange Incorporated
Common Stock Purchase Warrants         The Pacific Stock Exchange Incorporated


       Securities to be registered pursuant to Section 12(g) of the Act:



                                     NONE
                         -----------------------------
                                (Title of Class)

                                     NONE
                         ------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.  Description of Registrant's
    Securities to Be Registered.
    ---------------------------

     The description of the Registrant's Common Stock, par value $.01 per share, and Redeemable Common Stock Purchase Warrants under the caption "Description of Securities" in the Registrant's Prospectus to be filed pursuant to Rule 424 (b) under the Securities Act of 1993, as amended, which relates to the Registrant's Registration Statement on Form SB-2 (File No. 333-9207), shall be deemed to have been incorporated by reference into this Registration Statement on Form 8-A.

                                                      Incorporated by    Exhibit
Item 2.          Exhibits.                              Reference To       No.
--------   ----------------------------------------   ----------------  --------
   1.           Specimen of security to be
                registered hereunder.

                1.1  Specimen Certificate                   (1)            4.3
                       of Common Stock

                1.2  Specimen Redeemable                    (1)            4.4
                       Common Stock Purchase
                       Warrant

   2.           Constituent Instruments Defining
                Rights to Holders of Registered
                Securities.

                2.1  Registrant's Certificate               (1)            3.1
                       of Incorporation, as amended

                2.2  Registrant's By-Laws                   (1)            3.2

---------------
(1) The Registrant's Registration Statement on Form SB-2 (File No. 333-9207), as amended.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   INTEGRATED SURGICAL SYSTEMS, INC.

                                   By: s/ Ramesh C. Trivedi
                                   ---------------------------------------------
                                          Ramesh C. Trivedi
                                          Chief Executive Officer
                                          and President

Dated: November 18, 1996

F:\WORK\MO\ISS\FORM8-A